SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EA INDUSTRIES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



                               EA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 11, 1998


     Please take notice that the Annual Meeting of Shareholders of EA Industries, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company at 185 Monmouth Parkway, West Long Branch, NJ on June 11, 1998, at 10:30 a.m. for the following purposes:

          To elect four (4) directors to the Board of Directors;

          To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1998; and

          To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 30, 1998 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors


                                            Richard P. Jaffe
                                            Secretary

West Long Branch, New Jersey
April 30, 1998
--------------------------------------------------------------------------------
                                    IMPORTANT
                   Please sign, date and mail your Proxy Card.
--------------------------------------------------------------------------------

                               EA INDUSTRIES, INC.

                              185 MONMOUTH PARKWAY
                     WEST LONG BRANCH, NEW JERSEY 07764-9989

                                ----------------

                                 PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  June 11, 1998

                                ----------------

                                     GENERAL

     This Proxy Statement and accompanying proxy are furnished by EA Industries, Inc. (the "Company" or "EAI") to the shareholders ("Shareholders") of the Company in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Shareholders to be held at the offices of the Company at 185 Monmouth Parkway, West Long Branch, New Jersey on June 11, 1998, at 10:30 a.m. or at any adjournment thereof (the "meeting"). This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about May 1, 1998. The cost of the solicitation of proxies for the Annual Meeting will be borne by the Company.

Voting Securities and Proxies

     At the close of business on April 30, 1998, the record date for the meeting, there were outstanding and entitled to vote 12,438,239 shares of Common Stock (the "Common Stock"). The owners of Common Stock have all voting rights with respect to matters to come before the meeting. Each share of Common Stock is entitled to one vote.

     All properly executed proxies received in time for the meeting will be voted as specified. Anyone giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and filing written notice of revocation with the Secretary prior to any vote. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted IN FAVOR OF the election of the nominees for director named herein; and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1998.

     The affirmative vote of a plurality of the votes cast by the holders of Common Stock entitled to vote at the meeting is required for the election of directors. Approval of the proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors requires the affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote on each such proposal. The vote on each proposal will be tabulated as set forth below.

     All votes will be tabulated by an inspector of election at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld for any nominee for director will be counted in the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of April 15, 1998, information with respect to the ownership of the Company's outstanding Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each of the Company's executive officers or former officers named in the Summary Compensation Table, and (iv) all current executive officers, directors and nominees as a group. Unless otherwise indicated, each individual has sole voting and investment power with respect to the shares beneficially owned by him.

                                                                                Amount and
                                                                                Nature of
        Name and                                                            Beneficial Ownership        Percent
       Address of                                                            (number of shares             of
   Beneficial Owner*                         Position                       of Common Stock)(13)            Class
   -----------------                         --------                       --------------------        -------
Irwin L. Gross                         Former Chairman of the Board              133,810(1)              1.07%

Frank G. Brandenberg                   President, Chief Executive Officer        265,000(2)              2.09%
                                       and Director

Edward A. Blechschmidt                 Director                                    1,000(3)               (10)

Kenneth W. Cannestra                   Chairman of the Board of Directors         10,000(4)               (10)

Bryan I. Finkel                        Director                                    2,000(3)               (10)

Ross Manire                            Director                                        0(3)               (10)

Shrawan K. Singh                       Director                                    1,000(3)               (10)

Ronald Verdoorn                        Director                                    1,500(3)               (10)

James Crofton                          Vice President                             50,000(5)               (10)
                                       Finance and Treasurer
                                       (Chief Financial Officer)

Jose Flahaux                           Vice President                             60,000(6)               (10)

Howard Kamins                          Vice President and General Counsel              0(7)               (10)

Paul E. Finer                          Former Officer                            200,000(8)              1.58%

Stanley O. Jester                      Former Officer                            100,000(9)               (10)

Warburg, Pincus Counsellors, Inc.      None                                    1,120,026(11)             8.55%
466 Lexington Avenue
New York, NY 10017

Mellon Bank Corporation                None                                    1,170,225(12)             9.41%
One Mellon Bank Center
Pittsburgh, PA 15258

All current directors and executive                                              390,500(2)-(7)          3.05%
officers as a group (10 Persons)

----------
* Addresses are included only for persons who beneficially own more than 5% of the outstanding Common Stock.

 (1) Represents 20,000 shares of Common Stock, 65,000 warrants granted for consulting services and options to purchase 48,810 shares of Common Stock granted under the Company's Equity Incentive Plan, which are currently exercisable. Does not include 20,000 shares of Common Stock held of record by irrevocable trusts for the benefit of the children of Mr. Gross with respect to which an independent trustee exercises voting and investment power. Mr. Gross disclaims beneficial ownership of such shares. Does not include 339,461 shares of Common Stock into which certain 7% Convertible Notes will be convertible, or warrants to purchase an aggregate of 328,400 shares of Common Stock, which notes and warrants will be convertible, and exercisable, respectively, if the New York Stock Exchange approves the listing of such shares. These notes and warrants are held by irrevocable trusts for the benefit of the children of Mr. Gross with respect to which an independent trustee exercises voting and investment power. Mr. Gross disclaims beneficial ownership of such shares. Does not include 40,197 shares of Common Stock into which certain 7% Convertible Notes held by Mr. Gross will be convertible, or warrants to purchase an aggregate of 38,900 shares of Common Stock, which notes and warrants will be convertible, and exercisable, respectively, if the New York Stock Exchange approves the listing of such shares,. Does not include 333,200 shares of Common Stock into which certain 10% Series A Convertible Notes will be convertible, or warrants to purchase an aggregate of 322,300 shares of Common Stock, which notes and warrants will be convertible, and exercisable, respectively, if the New York Stock Exchange approves the listing of such shares. These notes and warrants are held by irrevocable trusts for the benefit of the children of Mr. Gross with respect to which an independent trustee exercises voting and investment power. Mr. Gross disclaims beneficial ownership of such shares. Does not include 320,800 shares of Common Stock into which certain 10% Series A Convertible Notes held by Mr. Gross will be convertible, or warrants to purchase an aggregate of 310,400 shares of Common Stock which notes and warrants will be convertible, and exercisable, respectively, if the New York Stock Exchange approves the listing of such shares.

 (2) Represents 10,000 shares of Common Stock and options to purchase 255,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are currently exercisable or which will become exercisable within sixty days. Does not include options to purchase 415,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable.

 (3) Does not include options to purchase 105,000 shares granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable. See "Compensation of Directors."

 (4) Does not include options to purchase 225,000 shares granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable. See "Compensation of Directors."

 (5) Represents options to purchase 50,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan which are currently exercisable. Does not include options to purchase 180,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable.

 (6) Represents options to purchase 60,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan which are currently exercisable. Does not include options to purchase 280,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable.

 (7) Does not include options to purchase 125,000 shares granted pursuant to the Company's 1994 Equity Incentive Plan, which are not currently exercisable.

 (8) Represents options to purchase 200,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are currently exercisable.

 (9) Represents options to purchase 100,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan, which are currently exercisable.

(10) Represents less than 1% of the outstanding shares of Common Stock.

(11) Represents shares of Common Stock owned, based on Schedule 13G dated January 12, 1998, and 428,571 shares issuable upon conversion of 6% Series A Convertible Notes of the Company which are currently convertible. Does not include 75,000 shares issuable pursuant to a warrant which is not currently exercisable.

(12) Represents shares held, based on Schedule 13G dated January 15, 1998, by Mellon Bank Corporation and/or its direct or indirect subsidiaries, Mellon Bank, N.A., Mellon Capital Management Corporation, The Dreyfus Corporation, Dreyfus Growth & Value Fund, Inc., Dreyfus Aggressive Growth Fund and Premier Aggressive Growth Fund, Inc.

(13) A party related to Broad Capital Associates, Inc. holds a warrant to purchase 800,000 shares of the Common Stock of the Company at an exercise price of $4.125 per share. The shares underlying this warrant have been listed on the New York Stock Exchange, but no registration statement providing for the public resale of such shares has been filed with the Securities and Exchange Commission. The terms of the Warrant prohibit exercise if and to the extent such exercise will render the Holder and its affiliates a holder of 5% or more of the then outstanding Common Stock of the Company, unless the Company consents to such exercise. As a result, Broad has not been listed in the table above as a 5% holder.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     One of the purposes of the meeting is the election of directors. Pursuant to the Company's Bylaws, the number of directors may be not less than three nor more than nine. The directors are divided into three classes, with staggered three year terms, and up to three directors are permitted in each class. There are presently two Class I directors, three Class II directors and two Class III directors. Under the provisions of the Company's Bylaws, a vacancy may be filled by the Board of Directors. Directors elected by the Board to fill vacancies will stand for election at the earlier of the next Annual Meeting of Shareholders or the next meeting of shareholders for the election of directors.

     At this year's meeting, one individual, Shrawan K. Singh, is nominated to be elected to serve as a Class I director until the Annual Meeting of Shareholders in 1999 or until his successor has been elected and qualified and three individuals, Kenneth W. Cannestra, Bryan I. Finkel and Ronald Verdoorn are nominated to be elected to serve as Class II directors until the Annual Meeting of Shareholders in 2001 or until their successors have been elected and qualified,

     The Board recommends a vote in favor of the aforementioned nominees for director. Unless otherwise directed, or if no specification is made, it is the intention of the persons named in the enclosed form of proxy to vote proxies received IN FAVOR OF the election of Messrs. Cannestra, Finkel, Singh and Verdoorn as directors.

Nominees For Director

     The following information, which is given as of April 15, 1998, has been furnished by the persons nominated for election as directors of the Company.

Class I - For Election to Term Expiring 1999

     Shrawan K. Singh, 57, was elected as a member of the Board of Directors on September 11, 1997 to fill a Class I vacancy. Mr. Singh has been an executive at Xerox Corporation for more than 28 years and is currently Corporate Vice President, Integrated Supply Chain/CSS of Xerox Corporation. Xerox is a publicly held developer, manufacturer, marketer and servicer of document processing products and systems. Mr. Singh holds a BS in mechanical engineering from Bihar Institute of Technology, India , a MS in mechanical engineering from the University of Colorado and a MBA from Wayne State University.

Class II - For Election to Term Expiring 2001

     Kenneth W. Cannestra

     Kenneth W. Cannestra, 67, was elected as Chairman of the Board of Directors on September 11, 1997 to fill a Class II vacancy. Mr. Cannestra is a self-employed management consultant. From 1962 through his retirement in December, 1996, Mr. Cannestra served as an executive of Lockheed Martin Corp. and its predecessor, Lockheed Corp., most recently as a Senior Advisor and until 1995 as a Group President. Lockheed is a publicly held provider of information and technology services, systems design and integration and the manufacturing of airplanes, weapons systems, electronics systems and information warfare systems, in the defense and commercial sectors. Mr. Cannestra holds a BS in electrical engineering from the University of Michigan and a MBA from San Jose State University. Mr. Cannestra is a captain (retired) in the United States Naval Reserve, a member of the American Defense Preparedness Association, the Association of Naval Aviation, Inc., the Board of Regents of the University System of Georgia, the Berry College Board of Trustees, the Georgia Institute of Technology Advisory Board, the Kennesaw College Foundation Board, the Southern Tech Foundation Board of Trustees and the Joint Tech/Georgia Development Board.


     Bryan I. Finkel, 34, was elected a director of the Company in July 1997 to fill a Class II vacancy. Mr. Finkel is the Managing Director of Technology Management Associates, a consulting and investment banking firm which he founded in January 1996. From August 1992 through January 1996, Mr. Finkel was a Senior Associate at Broadview Associates, a mergers and acquisitions advisory firm serving the information technology industry. Prior to joining Broadview, Mr. Finkel was in the MBA program at Stanford University. Mr. Finkel is also a director of Image Matrix Corporation, a publicly held vendor of medical claims processing software and of Pacific Chemical, Inc., a publicly held chemical manufacturer. Mr. Finkel holds a MBA from Stanford University and a MS and BS in Electrical Engineering from the Massachusetts Institute of Technology.

     Ronald Verdoorn, 46 was elected a director of the Company in July 1997 to fill a Class II vacancy. Mr. Verdoorn is currently a self-employed management consultant. Prior to that, Mr. Verdoorn served as Executive Vice President and Chief Operating Officer of the Storage Products Group of Seagate Technology, Inc., a publicly held manufacturer of disc drives and other computer storage products. Mr. Verdoorn served as an executive of Seagate for more than 14 years until November, 1997. Mr. Verdoorn holds a BA from Linfield College, McMinnville, Oregon.

Directors Whose Terms Continue

     The following directors will continue in office in accordance with the Company's Certificate of Incorporation and Bylaws and are not nominees for election at the 1998 Annual Meeting of Shareholders.

Class I - Term Expires 1999

     Frank G. Brandenberg, 51, was appointed President and Chief Executive Officer of the Company in May 1997 and elected a director in July, 1997 to fill a Class I vacancy. For approximately 28 years prior to joining the Company, Mr. Brandenberg held a series of management positions at Unisys Corporation ("Unisys"), including most recently Group Vice President and General Manager, Personal Computers and NT Servers from April 1994 - May 1997 and Deputy President for the Computer Systems Group from May 1990 to April 1994. Unisys is a manufacturer of computer hardware and a designer and provider of computer software and services. Mr. Brandenberg has a BS in Industrial Engineering and a MS in Operations Research from Wayne State University.

Class III - Term Expires 2000

     Edward A. Blechschmidt, 45, was elected a director of the Company in July 1997 to fill a class III vacancy. Mr. Blechschmidt is currently President and Chief Executive Officer of Siemons Nixdorf Information Systems, Inc. a publicly held information system company. Prior to joining Siemons in August 1996, Mr. Blechschmidt served for approximately 21 years in various management positions at Unisys Corporation, most recently serving as Senior Vice President and Chief Financial Officer. Mr. Blechschmidt holds a BS in Business Administration from Arizona State University.

     Ross Manire, 45, was elected a director of the Company in July 1997 to fill a Class III vacancy. Mr. Manire has been Senior Vice President, Carrier Systems Division, 3COM Corporation, a manufacturer of computer peripherals, since June 1997 when 3COM acquired U.S. Robotics. Mr. Manire had held various executive positions at U.S. Robotics since 1991 when he served as Vice President of Finance. Mr. Manire holds a MBA from the University of Chicago and a BA in Economics from Davidson College.

Operation of Board of Directors and Committees

     The Board of Directors holds regular meetings and special meetings when required. The Board has a standing Compensation Committee and a standing Audit and Finance Committee which assist it in the discharge of its responsibilities. During 1997, the Board held five (5) meetings. In 1997, each current member of the Company's Board of Directors attended at least 75% of the meetings of the Board and the Committee on which he serves.

     The Finance and Audit Committee reviews and reports to the Board on the scope and results of audits by the Company's independent auditors. It periodically reviews with the auditors the adequacy of the Company's system of internal controls, and periodically reviews with management and the independent auditors compliance with the Company's policies concerning business ethics and conflicts of interest. It recommends a firm of certified public accountants to serve as auditors of the Company, subject to approval by the Board and ratification by the shareholders, authorizes all audits and other professional services rendered by the independent auditors and periodically reviews the independence of the auditors. The Audit and Finance Committee is responsible for overseeing, on behalf of the Board, the financial structure of the Company and making recommendations to the Board with respect to any changes in the financial structure of the Company which require Board approval. The members of the committee are Messrs. Blechschmidt as chairman, Finkel and Manire. The committee was formed in September, 1997 and met twice during 1997.

     The members of the Compensation Committee until July 1997 were Messrs. Joseph Antine, Jules Seshens and William Spier. In September 1997, Messrs. Cannestra, Singh and Verdoorn were elected as the Compensation Committee with Mr. Verdoorn as chairman. The Compensation Committee, makes recommendations to the Board with respect to the salaries and bonuses, if any, of officers of the Company and, also determines the recipients and amounts of awards to be made under the Equity Incentive Plan. The Compensation Committee met three times in 1997.

     Mr. Finkel is a Director of Image Matrix Corporation, a vendor of medical claims processing software and Pacific Chemical, Inc., a chemical manufacturer. Each of these companies has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No other director of the Company holds any other directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors.

     Each director, except for Mr. Brandenberg, was granted stock options under the Equity Incentive Plan when he or she was elected to the Board of Directors. Such grants have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest ratably over a three year period and have a term of ten years. Each director received a grant for 105,000 shares of Common Stock and the Chairman of the Board received a grant for 225,000 shares of Common Stock. All directors are reimbursed by the Company for all reasonable out-of-pocket expenses incurred in attending Board and Committee meetings, as well as other business performed on behalf of the Company. The directors receive no cash compensation from the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of April 15, 1998, the directors and executive officers of the Company.

       Name                  Age           Position with the Company
       ----                  ---           -------------------------
Frank G. Brandenberg         51       President, Chief Executive Officer and
                                      Director
Edward A. Blechschmidt       45       Director(1)
Kenneth W. Cannestra         67       Chairman(2)
Bryan I. Finkel              34       Director(1)
Ross Manire                  45       Director(1)
Shrawan K. Singh             57       Director(2)
Ronald Verdoorn              46       Director(2)
James Crofton                46       Vice President and Chief Financial Officer
                                        of EAI
Jose Flahaux                 52       Vice President of EAI
Howard P. Kamins             40       Vice President and General Counsel of EAI

----------
(1)  Member of Audit and Finance Committee

(2)  Member of Compensation Committee.

     James S. Crofton joined the Company in September, 1997 and was elected Vice President, Treasurer and Chief Financial Officer in November 1997. Immediately prior to joining the Company, Mr. Crofton was Vice President-Finance of the Information Services Group of Unisys, a position he began in September, 1996. From May 1995 through September, 1996 he was Vice President-Finance of the Broadband Communications Group of Scientific Atlanta, Inc., a publicly held manufacturer of cable television electronics, control systems and other electronic equipment. Mr. Crofton was an executive serving in various finance and marketing positions at Unisys from May 1974 until he joined Scientific Atlanta. Mr. Crofton has a BS in mathematics from Michigan State University and a MBA from the University of Michigan.

     Jose R. Flahaux joined the Company in July 1997 and was elected Vice President in November 1997. For approximately 28 years prior to joining the Company, Mr. Flahaux held a series of management positions in product assurance, manufacturing, engineering and operations at Unisys. Beginning in 1993, Mr. Flahaux was Vice President and General Manager, Worldwide Order Fulfillment for the AQUANTA Business Systems Division of Unisys. Mr. Flahaux holds a degree in electrical engineering from the Polytechnic Institute, Liege, Belgium and is a captain in the Belgian Air Force Reserve.

     Howard P. Kamins joined the Company in April 1996 and was elected General Counsel and Vice President in August 1996. From February 1996 to April 1996, Mr. Kamins operated a private legal practice. Mr. Kamins has over fifteen years of experience in law, finance and management. From December 1992 through February 1996, Mr. Kamins was Vice President and Assistant General Counsel of NovaCare, Inc., a NYSE listed rehabilitation services company. From April 1989 through October 1992, Mr. Kamins was Vice President, General Counsel and Secretary of the Rocking Horse Child Care Centers of America, Inc., a public company operating child care centers and private schools. Mr. Kamins holds a BA degree from the State University of New York and a JD from Stanford Law School.

     Certain information concerning the other executive officer of the Company, Mr. Brandenberg, is set forth above under "Election of Directors."

     The executive officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth, for the three fiscal years ended December 31, 1997, the compensation for services in all capacities earned by the persons who served as Chief Executive Officers of the Company during 1997, all individuals who were executive officers of the Company on December 31, 1997 and who received or earned compensation exceeding $100,000 in the fiscal year ended December 31, 1997, and two other individuals who received or earned compensation exceeding $100,000 in the fiscal year ended December 31, 1997, but who resigned during 1997.

                                        Summary Compensation Table

                                                                     Long-Term
                                Annual Compensation                 Compensation
                           -----------------------------------      ------------         All Other
   Name and Principal                                                 Options/            Compen-
        Position           Year      Salary ($)     Bonus ($)         SARs(#)            sation($)
   ------------------      ----      ----------     ---------        -----------       ------------
Irwin L. Gross             1997          --             --           250,000(2)         150,000(3)
Former CEO (1)             1996          --             --           250,000(4)          75,000(5)
                           1995          --             --             2,500(6)          18,800(5)

Frank G. Brandenberg(7)    1997      171,346.00      62,500          680,000(8)          36,054(9)

Paul E. Finer(10)          1997      120,000.00                      200,000(11)        278,112(12)
                           1996      212,300.00                      100,000(13)          1,600(19)

Stanley O. Jester(15)      1997      145,385.00      40,615(16)      100,000(17)        201,319(14)
                           1996      117,460.00         --            50,000(18)          1,800(19)
                           1995       40,000.00         --

Howard P. Kamins (20)      1997      150,000.00                      100,000(21)          2,423(19)
Vice President and         1996       78,000.00                       50,000(22)
General Counsel

----------
 (1) Mr. Gross was elected CEO of the Company on December 16, 1996, resigned from his position as CEO in May 1997 and resigned as a director and officer in July 1997.

 (2) In April 1997, Mr. Gross was granted options to purchase 250,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Gross's resignation, the Company agreed to immediately vest 166,667 of such options and the remaining options were canceled. See "Repricing of Options".

 (3) Mr. Gross was paid $150,000 in 1998 pursuant to a consulting agreement with Mr. Gross representing the annual stipends owed to Mr. Gross for serving as an officer of the Company during 1997 and 1998. Mr. Gross received no other cash compensation from the Company.

 (4) Options for 250,000 shares were granted in 1995 pursuant to the Company's Equity Incentive Plan. The exercise price of such options was $29.00 per share which was the fair market value at the date of the grant. Such options were exercisable at the rate of 10% per year, cumulatively and had a term of ten (10) years.

 (5) Represents the stipend paid to Mr. Gross pursuant to a consulting agreement for serving as an officer of the Company. Mr. Gross received no other cash compensation from the Company.

 (6) Options granted in 1994 pursuant to the Company's Non-Employee Directors Plan. The exercise price for such options was $13.00 and such exercise price was the fair market value of the Company's Common Stock on the date of the grant.

 (7) Mr. Brandenberg became President and Chief Executive Officer of the Company in May 1997.

 (8) Options granted in 1997 pursuant to the Company's Equity Incentive Plan. Such options have a ten year term, the exercise price for such options is $3.375 per share, and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant. Two hundred fifty five thousand of such options are or will be exercisable within 60 days. Of the remaining options (i) 80,000 shares vest on the third anniversary of grant, (ii) 255,000 shares vest on the earlier of May 8, 2001 or the occurrence of certain performance criteria. Eighty five thousand of such shares will vest on the occurrence during the term of this Agreement of each of the following:(i) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $550,000 for each of such quarters; (ii) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $1,100,000 for each of such quarters; and (iii) the trading price of the Company's Common Stock shall exceed $9.50 for each of 30 consecutive trading days. Such trading price shall be the volume weighted average per share of the Company's Common Stock as reported by Bloomberg Business Service in its volume at price service. All unvested options vest immediately, if Mr. Brandenberg is terminated without Due Cause or if he terminates his employment for Good Reason, as defined in his employment agreement.

 (9) Represents a payment to Mr. Brandenberg to enable him to pay the income taxes associated with the reimbursement by the Company of expenses incurred in connection with relocation to join the Company.

(10) Mr. Finer resigned from his position as an executive officer and employee of the Company in June 1997.

(11) In April 1997, Mr. Finer was granted options to purchase 200,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Finer's resignation, in accordance with the terms of his employment agreement, all such options became immediately vested. See "Repricing of Options".

(12) Represents severance payments made to Mr. Finer and the Company's contribution to Company's 401(k) Savings Plan (which covers employees who have completed six months of service).

(13) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options was $16 per share, and such exercise price was equal to the fair market value of the Company's Common Stock on the date of the grant.

(14) Represents severance payments owed to Mr. Jester and the Company's contribution to Company's 401(k) Savings Plan (which covers employees who have completed six months of service).

(15) Mr. Jester resigned from his position as an executive officer and employee of the Company in October 1997 as a result of the move of Mr. Jester's office to West Long Branch, NJ from Philadelphia, PA.

(16) Represents bonus payments for 1995 and 1996 which were paid in 1997.

(17) In April 1997, Mr. Jester was granted options to purchase 100,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Jester's resignation, in accordance with the terms of his employment agreement, all such options became immediately vested. See "Repricing of Options".

(18) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options was $14.50 per share, and such exercise price was equal to the fair market value of the Company's Common Stock on the date of the grant.

(19) Represents the Company's contribution to Company's 401(k) Savings Plan (which covers employees who have completed six months of service).

(20) Mr. Kamins joined the Company in April 1996 and was elected Vice President and General Counsel in August 1996.

(21) In April 1997, Mr. Kamins was granted options to purchase 100,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options have a term of ten (10) years and vest ratably over a three year period. See "Repricing of Options".

(22) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options was $14.50 per share, and such exercise price was equal to the fair market value of the Company's Common Stock on the date of the grant.

     The following table sets forth information concerning grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 1997:

                                       Option/SAR Grants in Last Fiscal Year
                                       -------------------------------------
                                                 Individual Grants
                                                 -----------------
                                                     Percent of
                                 Number of              Total
                                 Securities          Option/SARs
                                 Underlying           Granted to                          Grant Date
                                Options/SARs         Employees in       Expiration          Present
        Name                   Granted (#)(1)         Fiscal Year          Date          Value ($)(2)
        ----                   --------------        ------------       ----------       -----------
Irwin L. Gross                     250,000               6.70%            4/2/06             631,950
Former CEO

Frank G. Brandenberg               680,000               18.2%           7/30/07           1,657,704
President and CEO

Paul E. Finer                      200,000               5.36%            4/2/06             505,560
Former Vice President

Stanley O. Jester                  100,000               2.68%            4/2/06             252,780
Former Vice President

Howard P. Kamins                   100,000               2.68%            4/2/06             252,780
Vice President and
General Counsel

----------
(1)  For information regarding the following options, see footnotes (2), (8),
     (11), (17) and (21) to the "Compensation of Executive Officers Summary Compensation Table".

(2) Based on the Black-Scholes American option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: risk free rate of return of 5.8%, stock price volatility of 60%, dividend yield of zero, no presumption of early exercise, and no adjustment for non-transferability or risk of forfeiture.

     The following table sets forth information concerning the exercise of options to purchase the Company's Common Stock by the named executive officers during the fiscal year ended December 31, 1997 as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1997:

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                Fiscal Year-End Values of Unexercised Option/SARs

                                                                 Number of
                                                                Securities        Value of
                                                                Underlying       Unexercised
                                                               Unexercised       In-The-Money
                                                              Options/SARs       Options/SARs
                                                                at Fiscal          at Fiscal
                                                             Year-end (#)(1)    Year-end ($)(2)
                                                             ---------------    ---------------
                                  Shares
                                Acquired on      Value        Exercisable/       Exercisable/
              Name              Exercise(#)    Realized($)   Unexercisable      Unexercisable
              ----              -----------    -----------   -------------      -------------
Irwin L. Gross                    65,000        195,000        101,667/           561,717/
Former CEO                                                           0                0

Frank G. Brandenberg                                           185,000/          1,059,625/
President and CEO                                              495,000           2,835,213

Paul E. Finer                                                  200,000/          1,105,013/
Former Vice President of EAI                                         0                0

Stanley O. Jester                                              100,000/             552,507/
Former Vice President, Finance                                       0                0

Howard P. Kamins                                                     0/               0/
Vice President and                                             100,000              552,507
General Counsel


----------
(1)  For information regarding the following options, see footnotes (2), (8),
     (11), (17) and (21) to the "Compensation of Executive Officers Summary Compensation Table".

(2) Based on the Black-Scholes American option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: risk free rate of return of 5.8%, stock price volatility of 60%, dividend yield of zero, no presumption of early exercise, and no adjustment for non-transferability or risk of forfeiture.

Repricing of Options

     The following table sets forth information concerning the repricing of options during the ten year period ended on December 31, 1997:

                                               10 Year Option/SAR Repricings
                                      ------------------------------------------------
                                                          Market                                        Length of
                                       Number of         Price of          Exercise                     Original
                                       Securities        Stock at          Price at                    Option Term
                                       Underlying         Time of          Time of                    Remaining at
                                      Options/SARs       Repricing        Repricing         New          Date of
                                      Repriced or           or                or          Exercise     Repricing or
         Name              Date        Amended(#)       Amendment($)      Amendment($)    Price($)      Amendment
         ----             -------     ------------      ------------      ------------    --------    -------------
Irwin L. Gross (1)        5/30/96       250,000            $19.50           $29.00         $19.50       9 Years
Former CEO

Irwin L. Gross (2)         4/2/97       500,000             $3.38           $19.50         $ 3.50       8 Years
Former CEO

Paul E. Finer (2)          4/2/97       100,000             $3.38           $16.00         $ 3.50       8 Years
Former VP

Stanley O. Jester (2)      4/2/97        50,000             $3.38           $14.50         $ 3.50       8 Years
Former VP

Howard P. Kamins (2)       4/2/97        50,000             $3.38           $14.50         $ 3.50       8 Years
Vice President

---------

(1) In May, 1996, options to purchase 250,000 shares of the Company's Common Stock originally granted in 1995 were canceled and replaced with options to purchase 250,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant (the "New Options"). The New Options were scheduled to vest 1/3 on the date of the grant, 1/3 on the first anniversary and 1/3 on the second anniversary of the grant. The effectiveness of the New Options was conditioned on Mr. Gross making an investment in the Company on terms meeting the approval of the Board of Directors of the Company. Such condition was met in October, 1996. The market price of the Company's Common Stock on the date of the grant of the New Options was $19.50 per share and the market price of the Company's Common Stock at the time the condition was satisfied was $5.50 per share.

(2) The officers and directors of the Company agreed in March 1997 to exchange all options they held at that time for options or warrants with an exercise price of $3.50 per share. In April 1997, the named executive officers in the foregoing table were reissued new options. In connection with Mr. Gross's resignation, the Company agreed to immediately vest 166,667 of such options at an exercise price of $3.50 per share and to cancel all other options held by Mr. Gross.

     The following table sets forth information concerning long term incentive plan awards to the named executive officers during the fiscal year ended December 31, 1997:

            Long-Term Incentive Plans-Awards in Last Fiscal Year(1)

                                                               Period
                                      Number of                 Until
                                      Securities              Maturation
                                      Underlying                  or
       Name                             Grants                  Payout
       ----                           ----------              ----------
Irwin L. Gross                        250,000(2)                None
Former CEO

Frank G. Brandenberg                  680,000                  Various(3)
President and CEO


Paul E. Finer                         200,000                  None(4)
Former Vice President

Stanley O. Jester                     100,000                  None(5)
Former Vice President

Howard P. Kamins                      100,000                  Various(6)
Vice President and
General Counsel

----------
(1) The Company's long term incentive plan during 1997 consisted of grants of stock options at levels and with vesting schedules as recommended by the Compensation Committee of the Board of Directors.

(2) In April 1997, Mr. Gross was granted options to purchase 250,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Gross's resignation, the Company agreed to immediately vest 166,667 of such options and the remaining options were canceled. See "Repricing of Options".

(3) Options granted in 1997 pursuant to the Company's Equity Incentive Plan. Such options have a ten year term. The exercise price for such options is $3.375 per share, and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant. Two hundred fifty five thousand of such options are or will be exercisable within 60 days. Of the remaining options, (i) 80,000 shares vest on the third anniversary of grant, (ii) 255,000 shares vest on the earlier of May 8, 2001 or the occurrence of certain performance criteria. Eighty five thousand of such shares will vest on the occurrence during the term of this Agreement of each of the following:(i) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $550,000 for each of such quarters; (ii) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $1,100,000 for each of such quarters; and (iii) the trading price of the Company's Common Stock shall exceed $9.50 for each of 30 consecutive trading days. Such trading price shall be the volume weighted average per share of the Company's Common Stock as reported by Bloomberg Business Service in its volume at price service. All unvested options vest immediately, if Mr. Brandenberg is terminated without Due Cause or if he terminates his employment for Good Reason, as defined in his employment agreement.

(4) In April 1997, Mr. Finer was granted options to purchase 200,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Finer's resignation, in accordance with the terms of his employment agreement, all such options became immediately vested. See "Repricing of Options".

(5) In April 1997, Mr. Jester was granted options to purchase 100,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options had a term of ten (10) years and were scheduled to vest ratably over a three year period. In connection with Mr. Jester's resignation, in accordance with the terms of his employment agreement, all such options became immediately vested. See "Repricing of Options".

(6) In April 1997, Mr. Kamins was granted options to purchase 100,000 shares of Common Stock in exchange for the cancellation of all options held by him. The exercise price for these options was $3.50 per share and the fair market value of the Company's Common Stock on the date of grant was $3.375. Such options have a term of ten (10) years and vest ratably over a three year period. See "Repricing of Options".

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation through December 31, 1997.

     The Compensation Committee is comprised of three independent, non-employee directors. It is charged with the responsibility of administering the Stock Option Plans of the Company and developing and recommending executive compensation policies and specific salaries of the Company's executive officers for consideration by the Board of Directors.

Compensation Philosophy

     The Company's executive compensation program is designed to attract, motivate and retain key executives for the management and long term success of the Company.

     Compensation programs include salary and stock option plans. Such plans are reviewed on an annual basis to evaluate the relevance of the plan to both Company and industry circumstances. The goals of the annual compensation programs include objective evaluation of management performance and relating total compensation to the success of the Company.

     The Company's executive compensation programs have three principal components: base salary, bonuses (payable in cash or stock) and stock option grants. Salary and bonus levels reflect performance against stated goals, the amount of responsibility assumed in each position, comparable levels set by competing companies and the overall results of the Company. In addition, stock options may be granted as compensation to link an executive's compensation directly to the growth in the value of the Company's stock through a stock option program. The Compensation Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance.

Compensation

     The Compensation Committee reviews the performance of the chief executive officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and bonus awards. The Compensation Committee also determines recipients and the number of shares to be covered by option grants under the Equity Incentive Plan to all participants, including officers and directors. Salaries, bonuses, if any, and stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed and their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the chief executive officer's evaluation of other executive officers are considered.

     In order to attract and retain the services of experienced and independent non-employee directors the Board of Directors has approved the one time option grants to directors described above. See "Compensation of Directors".

Stock Option Program

     One of the primary purposes of the Company's stock option program is to provide additional incentives to employees to work toward improving the Company's performance and, in turn, maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The grant of stock options is a means for the Company to provide incentives to attract and retain executives and other employees.

     The grant of stock options is a means for the Company to provide incentives to attract and retain executives and other employees.

1997 Compensation of Chief Executive Officers

     Irwin L. Gross, served as Chief Executive Officer of the Company until May 1997 and no review of, or adjustments to, his compensation were considered during 1997. Frank Brandenberg became Chief Executive Officer of the Company in May 1997 with a compensation package that was negotiated by Mr. Gross on behalf of the Company and a four year employment agreement with specified salary, bonus and stock option levels. The Compensation Committee will, beginning in 1997 review Mr. Brandenberg's performance and compensation on at least an annual basis.

                         CURRENT COMPENSATION COMMITTEE

Kenneth W. Cannestra
Shrawan K. Singh
Ronald Verdoorn

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

     The members of the Compensation Committee for the Company are all independent directors; none of whom serve as officers, employees or consultants to the Company. Jules M. Seshens served as chairman of the Compensation Committee through July 1997 and also received compensation at an annual rate of $150,000 for consulting services provided to the Company.

                              CORPORATE PERFORMANCE

     The following graph compares the cumulative total shareholder return for the last five years for the Company's Common Stock to the annual cumulative total returns of (i) the Russell 2000 Index, and (ii) a Peer Group.

                         December 1992 to December 1997

                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

--------------------------------------------------------------------------------
                         1992      1993      1994      1995      1996      1997
--------------------------------------------------------------------------------
EA Industries, Inc.     1.000     0.667     4.400     2.733     0.217     0.917
--------------------------------------------------------------------------------
Russell 2000            1.000     1.170     1.133     1.430     1.641     2.007
--------------------------------------------------------------------------------
Peer Group              1.000     1.398     1.342     2.150     2.743     3.643
--------------------------------------------------------------------------------

     The above graph compares the performance of EA Industries, Inc. with that of (i) the Russell 2000 Index and (ii) a peer group comprised of companies having the same standard industrial classification (SIC) code as the Company's contract manufacturing business (SIC 3672). The performance of each of the companies in this SIC code peer group was weighted by stock market capitalization at the close of each year for a five year period. The contract manufacturing peer group companies are: Data Design Laboratories, Inc., Elexsys International, Inc., Intelligent Systems Corp. and Parlex Corporation.

     The graph assumes that the value of the investment in the Company's Common Stock, and each index, was $100 on December 31, 1992 and that all dividends were reinvested. Total return calculations were performed by the Company using the data bases of Standard & Poor's Compustat Services, Inc.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

Consulting Agreement with Irwin L. Gross

     The Company entered into an agreement with Irwin L. Gross in March 1994 pursuant to which Mr. Gross agreed to provide consulting services and financial advice, for a term of five years ending March 1999. In consideration for such services Mr. Gross was entitled to cash compensation of $75,000 per annum and he received a warrant to purchase 65,500 shares of the Company's Common Stock exercisable 50% on the first anniversary and 50% on the second anniversary of the date of grant at a price of $11.08 per share until March 21, 1999. The closing price of the Company's Common Stock on the date of grant was $13.00, as reported on the NYSE. Mr. Gross has agreed to continue provide consulting services as requested by the Company, but the Company has no further obligation to make any payments to Mr. Gross for such services.

Agreements with Broad Capital

     In January 1995, the Company entered into a consulting agreement with Broad Capital Associates, Inc. ("Broad") a financial consulting and advisory company in which Murray Huberfeld and David Bodner are principals. Broad was engaged to provide financial consulting services to the Company. Such agreement was amended on April 27, 1995 to expand the services of Broad, cancel the options originally granted by the Company in consideration for such services, and to grant new options to Broad for such services. On April 27, 1995, in consideration of investment banking services, the Board of Directors granted to Broad, options to acquire 93,750 shares of Common Stock of the Company, exercisable 33 1/3% on the date of grant, 33 1/3% on the first anniversary, and 33 1/3% on the second anniversary of the April 27, 1995 date of grant at an exercise price of $32.75 per share which is equal to the fair market value on the date of grant. The exercise price of such options was subsequently reduced to $18.00 per share and then increased to $20.00 per share but automatically reverted to $32.75 per share as of March 1, 1996.

     In August 1996, the exercise price of such options was reduced to $11.20 per share, exercisable immediately, but automatically reverted to the terms of the original grant on August 1, 1997. On September 3, 1996 Broad exercised its option to purchase 89,286 of such shares at $11.20 per share.

     On July 5, 1995, in connection with the formation of the Joint Venture with Israel Aircraft Industries, Ltd. ("IAI"), the Board of Directors granted Broad options to purchase 106,250 shares of the Company's Common Stock at an exercise price of $32.50 which options vest and are exercisable 33 1/3% on the date of grant, 33 1/3% on the first anniversary of the date of the grant, and 33 1/3% on the second anniversary of the date of the grant. Such options were subsequently amended to an exercise price of $18.00 per share and which reverted to an exercise price of $32.50 on March 1, 1996.

     On November 21, 1995 Broad exercised its option to purchase 50,000 of such shares at $18.00 per share. In consideration for such exercise, the exercise period for the options to purchase the remaining 56,250 shares was extended for an additional period of six months and the exercise price was increased from $18.00 to $20.00 per share. In consideration of Broad's commitment to purchase 89,286 shares of the Company's Common Stock from the April 27, 1995 grant, the options to purchase the remaining 56,250 shares of the July 5, 1995 grant were amended to an exercise price of $11.20 in August, 1996 but reverted to $32.50 on August 1, 1997.

     On September 3, 1996, also in consideration for Broad's commitment to purchase 89,286 shares of the Company's Common Stock from the April 27, 1995 grant, the Board of Directors granted Broad warrants to purchase 89,286 shares of the Company's Common Stock at an exercise price of $12.00 per share until July 31, 1997 and thereafter at $32.50 per share, expiring on July 5, 2000.

     In April 1997, the Company arranged with Broad and certain of its affiliates for standby financing of up to $4,500,000, subsequently reduced to $1,125,000, to provide additional working capital. This commitment was originally irrevocable until April 1, 1998 and was to be further reduced to the extent the Company received proceeds from the sale of its remaining 96,927 shares of common stock of Aydin Corporation or from additional equity or convertible debt financing. The Company agreed to issue warrants exercisable at $4.125 per share for 1,000,000 shares in consideration of this commitment. The commitment was eliminated in June 1997 in connection with the Company's sale of its remaining stock in Aydin Corporation and the Company has issued warrants for a total of 800,000 shares.

     In January 1998, the Company agreed to lower the exercise price of certain warrants held by parties related to Broad to purchase 178,572 shares of the Common Stock of the Company from $7.00 to $6.00 per share in consideration of the agreement of the holders to exercise within 60 days. Such warrants were exercised in January and February 1998.

Investments by Irwin L. Gross

     Among its capital raising activities, in December 1995, the Company completed the sale of 7% convertible subordinated notes of the Company in the aggregate principal amount of $10,000,000 to GFL Performance Fund Limited ("GFL Performance Fund") and GFL Advantage Fund Limited ("GFL Advantage Fund"). On August 19, 1996, GFL Advantage Fund transferred and assigned its $2,070,000 outstanding principal amount note of the Company to Irwin L. Gross, then Chairman of the Company and certain trusts benefiting his family (the "Gross GFL Note Holders") for a cash payment of $2,725,000. In connection with such assignment, the Company canceled the prior note held by GFL Advantage Fund and reissued certain Convertible Notes (the "Gross GFL Convertible Notes") of the Company in the aggregate principal amount of $2,070,000 due December 29, 1997 to the Gross GFL Note Holders. These Gross GFL Convertible Notes had a maturity date of December 29, 1997 and were convertible into shares of the Company's Common Stock at the fixed conversion price per share of $2.67 (pre Reverse Stock Split basis). On February 6, 1997, the Company amended the Gross GFL Convertible Notes (the "February GFL Convertible Notes") by (i) increasing the aggregate principal amount of such notes to $2,725,000 (the purchase price paid by the Gross GFL Note Holders) and (ii) reducing the fixed conversion price of such notes to $1.50 per share. Such amendments were made in consideration of the Gross GFL Note Holders foregoing interest and making certain other loans to the Company. The rights of the holders of the February GFL Convertible Notes to receive additional shares of Common Stock as a result of lowering the cap on the conversion price to $1.50 per share was subject to listing of the additional shares on the New York Stock Exchange. The Gross GFL Note

Holders subsequently sold February GFL Convertible Notes in the principal amount of $600,000 to an unaffiliated investor (the "Gross GFL Note Holders and this investor are referred to as the "GFL Note Holders"). In October 1997, the Gross GFL Note Holders exercised their conversion rights in accordance with the terms of the February Convertible Notes with respect to $226,709 in principal of the notes and received 151,139 shares of Common Stock.

     In January 1998, the Company and the GFL Note Holders agreed to amend (the "January 1998 Amendments") the terms of the February Convertible Notes as follows:

     (i) to extend the maturity date of the February Convertible Notes to December 31, 1998;

     (ii) to increase the conversion price to the lesser of (a) eighty percent (80%) of the average of the volume weighted average price per share of the Company's Common Stock (as reported by Bloomberg Business Services in its Volume at Price Service) for the five days immediately preceding the date of notice of conversion to the Company or (b) $5.00; and

     (iii) to provide for interest payments in cash or shares of Common Stock at the conversion price at the option of the holders or the Company.

     These notes as amended in January 1998 are referred to as the "Convertible Notes". In consideration of the January 1998 Amendments the Company agreed to issue to the GFL Note Holders warrants (the "Gross Warrants") to purchase an aggregate of 483,393 shares of Common Stock at a price of $5.00 per share for a period of five years. The Gross Warrants are nondetachable and may not be sold, given or transferred separately from the Convertible Notes. The GFL Note Holders were also granted demand and piggyback registration rights for the Convertible Notes and the Gross Warrants.

     The New York Stock Exchange ("NYSE") formally informed the Company in late 1997, that because the amendments were made when Mr. Gross was a director of the Company, the listing on the NYSE of the shares of Common Stock issuable upon conversion of the Convertible Notes would be subject to approval by the shareholders of the Company. The Company's shareholders approved the terms of the January 1998 Amendments and the Gross Warrants at a Special Meeting in April 1998.

  The Series A Notes

     Original Terms

     During the period beginning on October 25, 1996 and ending on April 10, 1997, the Company borrowed an additional aggregate total of $3,520,000 from the then Chairman of its Board of Directors, certain trusts benefiting his family (collectively, the "Gross Series A Holders") and an unaffiliated investor (the "Series A Investor"). The proceeds of these loans were used to provide working capital for the Company, primarily for day to day operations of Tanon Manufacturing, Inc. ("Tanon"), the Company's principal operating subsidiary. These loans were represented by certain 10% Series A Convertible Notes (the "Series A Notes") issued by the Company in January 1997. The Series A Notes bore interest at the rate of 10% per annum and were to mature on January 22, 1999.

     Amended Terms

     In January 1998, the Company and the Gross Series A Holders agreed to amend the terms of the Series A Notes as follows:

     (i) to provide for interest payments in cash or stock at the conversion price at the option of the holders and the Company; and

     (ii) to increase the conversion price to the lesser of (a) eighty percent (80%) of the average of the volume weighted average price per share of the Company's Common Stock (as reported by Bloomberg Business Services in its Volume at Price Service) for the five days immediately preceding the date of notice of conversion to the Company, or (b) $5.00.

     These notes as amended in January 1998 are referred to as the "Amended Series A Notes". In consideration of these amendments (the "Series A Amendments") the Company agreed to issue to the Gross Series A Holders warrants (the "Series A Warrants") to purchase an aggregate of 632,700 shares of Common Stock at a price of $5.00 per share for a period of five years. The Series A Warrants are nondetachable and may not be sold, given or transferred separately from the Amended Series A Notes. The Gross Series A Note Holders were also granted demand and piggyback registration rights for the shares of Common Stock issuable upon conversion of the Amended Series A Notes and exercise of the Series A Warrants.

     The NYSE formally informed the Company in late 1997, that because the Notes were issued when Mr. Gross was a director of the Company, the listing on the NYSE of the shares of Common Stock issuable upon conversion of the Series A Notes would be subject to approval by the shareholders of the Company. The Company's shareholders approved the terms of the Amended Series A Notes and the Series A Warrants at a Special Meeting in April 1998.

Employment Contracts and Termination of Employment Arrangements

     On December 20, 1996, the Company entered into employment agreements with the following executive officers: Paul Finer, Howard Kamins, Stanley Jester and Jules Seshens. The agreements have an initial term expiring on December 31, 1997, and automatically renew for one year terms unless notice is given at least 180 days before expiration of the then current term. Each of the agreements provide for severance in a lump sum equal to one year's salary and guideline bonus, if any, continuation of benefits for 18 months, and vesting of any unvested options if (i) the executive is terminated for any reason other than due cause, (ii) a change of control of the company occurs, (iii) Irwin L. Gross is no longer Chairman, (iii) the executive's office location is changed by more than 30 miles, or (v) the executive's position is materially changed. Mr. Finer resigned in June 1997 and received the severance payment specified in his contract. Mr. Seshens resigned as an officer in June 1997 and he has been receiving as severance payment substantially equivalent to that specified in his contract, but paid out over a one year period rather than as a lump sum. Mr. Jester resigned in October 1997 and will be paid a severance payment substantially equivalent to that specified in his contract.

     In May 1997, the Company entered into an employment agreement with its CEO, Frank Brandenberg, which has a four year term and provides for (i) a minimum annual base salary of $275,000 during the first year of the Agreement and $325,000 thereafter, (ii) a guaranteed minimum bonus of $125,000 during the first year of the Agreement and $50,000 during the second year, (iii) a severance payment consisting of base salary continuation for the greater of six months or until May 8, 1999 if Mr. Brandenberg terminates his employment as a result of a Change of Control or for Good Reason, or if the Company terminates his employment for any reason other than Due Cause(all as defined in the Employment Agreement). The Company has agreed that if it terminates the employment of its Vice President, Jose Flahaux, without due cause it will continue to pay his base salary of $215,000 for a period of twelve months after termination. The Company has agreed that if it terminates the employment of its Chief Financial Officer, James S. Crofton, without due cause it will continue to pay his base salary of $185,000 for a period of six months after termination.

                           STOCK OPTION/BENEFIT PLANS

     Equity Incentive Plan. On May 17, 1994, the Board of Directors adopted the Company's Equity Incentive Plan, which was approved by the shareholders of the Company at the Special Meeting of Shareholders held on June 28, 1994. The Equity Incentive Plan provides for the granting of awards ("Awards") to directors (whether or not employees), officers, employees and consultants in the form of stock options, stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and deferred stock awards ("Deferred Stock Awards"). The variety of awards authorized by the Equity Incentive Plan is intended to give the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes. The Board of Directors believes that the Equity Incentive Plan provides a method whereby certain directors, officers, employees and consultants can share in the long-term growth of the Company.

     401(k) Savings Plan. The Company's 401(k) Savings Plan (the "401(k) Plan") covers employees who have completed six months of service. Each active participant may enter into a salary deferral agreement in an amount equal to not less than one percent (1%) nor more then 8% of annual compensation. The Company also contributes an amount equal to $.50 for each $1.00 by which a participant defers compensation up to a maximum of 4% of such participant's compensation. The Company may make a discretionary additional contribution in any year in an amount equal to a percentage of compensation specified by the Board of Directors. Participants' deferred income contributions fully vest when made; Company contributions vest at a rate of 20% per year of service. No discretionary contribution was made by the Company for fiscal 1997.

     All contributions paid by the Company under the 401(k) Plan are maintained in individual participant accounts. Upon retirement, termination of employment or death, the participant's entire vested interest in the account is distributed to the participant or his or her designated beneficiary.

     A participant who has attained age 59 1/2 or sustained a serious financial hardship may make withdrawals from the vested portion of his or her account attributable to salary deferral contributions. In the discretion of the Plan Administrator, a participant may obtain a loan in an amount up to 50% of the portion of the participant's account attributable to salary deferral contributions. In no event may a participant borrow more than $50,000 less the amount of any loans repaid within the preceding 12 months. The minimum loan from the 401(k) Plan is $1,000.

     1972 Stock Option Plan. The Company's 1972 Stock Option Plan provides for the grant of non-qualified stock options and "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the 1972 Stock Option Plan on or after January 1, 1976, and exercised on or after January 1 1981, are eligible for incentive stock option treatment (subject to certain dollar limitations). Other options granted under the 1972 Stock Option Plan are treated as non-qualified stock options. The Company has terminated the 1972 Stock Option Plan effective on April 30, 1996.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS

     The Company's Board of Directors has selected Arthur Andersen LLP, independent certified public accountants ("Arthur Andersen"), as auditors of the Company's financial statements for the current fiscal year. Arthur Andersen have acted as auditors of the Company since 1967.

     The Board has determined to afford shareholders the opportunity to express their opinion on the matter of auditors, and accordingly is submitting to the Annual Meeting of Shareholders a proposal to ratify the Board's selection of Arthur Andersen. Failure of the shareholders to ratify the selection of Arthur Andersen will be interpreted as an instruction to seek other auditors.

     Representatives of Arthur Andersen are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they so desire and to answer appropriate questions.

     Vote required. The proposal to ratify the Board's selection of Arthur Andersen as auditors will be adopted if approved by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

     The Board of Directors recommends a vote FOR Proposal 2.


                      OTHER MATTERS WHICH MAY BE PRESENTED
                            FOR ACTION AT THE MEETING

     The management is not aware that any matter other than those specifically set forth in the Notice of Annual Meeting of Shareholders is to be presented for action at the 1998 Annual Meeting. If any other matter is properly presented for action at the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto, during and with respect to its most recent fiscal year and written representations filed with the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners during the fiscal year ended December 31, 1997 or prior fiscal years were complied with, with the exception that during 1996 and 1997 Irwin Gross filed a Form 4 and a Form 5, each relating to the late report of one transaction.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any shareholder who wishes to present a proposal for action at the Annual Meeting of Shareholders for 1999 and who wishes to have it set forth in the Company's Proxy Statement in accordance with the rules of the Securities and Exchange Commission must submit such proposal so that it is received at the Company's principal executive offices no later than December 31, 1998.

                                  MISCELLANEOUS

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by certain of the Company's directors, officers and a group of management employees who will not receive any extra compensation for such solicitation other than out-of-pocket expenses, and by the American Stock Transfer & Trust Company which has been engaged to assist the Company in the solicitation of proxies. The cost of solicitation (excluding customary out-of-pocket expenses) is included in the monthly fees of approximately $800 paid by the Company to the American Stock Transfer & Trust Company for services as transfer agent for the Company's Common Stock.

     This Proxy Statement is either accompanied by or has been preceded by the mailing of the Company's Annual Report to Shareholders. The Annual Report, however, is not to be considered proxy soliciting material nor in any way a part of this Proxy Statement.

     The Company will provide without charge to each person solicited by the Proxy Statement, on the written request of such person, an additional copy of the Company's Annual Report on Form 10-K as amended, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission for its most recent year. Such written requests should be directed to the attention of Claudia Rose at the address of the Company appearing on the first page of this Proxy Statement.

--------------------------------------------------------------------------------
                                    IMPORTANT
                   Please sign, date and mail your Proxy Card.
--------------------------------------------------------------------------------

                                            By order of the Board of Directors.



                                            Richard P. Jaffe, Secretary

West Long Branch, New Jersey
April 30, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               EA INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby appoints Frank Brandenberg, James S. Crofton, Richard P. Jaffe and Howard Kamins, and each of them as proxies, each with full power of substitution, to vote all of the shares of Common Stock of EA Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 11, 1998 at 10:30 a.m. local time, and at any adjournment thereof, upon the following matters set forth in the notice of such meeting.

      This proxy, when properly executed, will be voted as specified on the reverse side. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1 and FOR Proposal 2.

                         (To be Signed on Reverse Side)

/ /   Please mark your
      votes as in this
      example.


                                 FOR      WITHHELD
1. Election of Directors         / /        / /

Nominees:
Shrawan K. Singh (Class I)
Kenneth W. Cannestra (Class II)
Bryan I. Finkel (Class II)
Ronald Verdoorn (Class II)

To withhold authority for any individual nominee(s) check the box below and insert the nominee's name on the line.

    FOR ALL EXCEPT

-----------------------

2. To ratify the selection of Arthur Andersen LLP as the Company's auditors for fiscal year ending December 31, 1998.

FOR AGAINST ABSTAIN

3. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

SIGNATURE___________________________       DATE________________________________

_________________________  DATE_____________
SIGNATURE IF HELD JOINTLY


Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.